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                                                                    EXHIBIT 23.2





Consent of Arthur Andersen LLP

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 of our report dated March 6, 2001 included in Remington Oil and Gas Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Form S-3.


Arthur Andersen, LLP

Dallas, Texas
March 22, 2001